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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 19, 2003, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-106949) and related Prospectus of Valero Energy Corporation for the registration of 10,000,000 shares of its 2% Mandatory Convertible Preferred Stock.


                                            /s/ Ernst & Young LLP

August 18, 2003
San Antonio, Texas